Exhibit 3.212

AGREEMENT OF MERGER

BETWEEN

QUALICARE OF JEFFERSON, INC.

AND

RIVER OAKS, INC.

THIS AGREEMENT OF MERGER (“Merger Agreement”) is made and entered into as of April 25, 1988, between Qualicare of Jefferson, Inc. (“Qualicare”) and River Oaks, Inc. (“River Oaks” or “Surviving Corporation”), both Louisiana corporations. Qualicare and River Oaks are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Qualicare and River Oaks deem it advisable that Qualicare be merged into River Oaks (the “Merger”) pursuant to the provisions of the Business Corporation Law of Louisiana (the “BCL”) and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, it is agreed as follows:

ARTICLE ONE: THE MERGER

1.1 Upon the terms and subject to the conditions hereinafter set forth, on the Effective Date (as defined in Article Two hereof), Qualicare shall be merged into River Oaks, the separate existence of Qualicare shall cease, and River Oaks shall be the surviving corporation.

ARTICLE TWO: EFFECTIVE DATE

2.1 The Merger shall be effective on the date when this Merger Agreement, having been certified, signed and acknowledged in the manner required by law, is filed in the office of the Secretary of State of Louisiana (such date being heroin collectively referred to as the “Effective Date”).

ARTICLE THREE: ARTICLES; BY-LAWS; MANAGEMENT

3.1 The Restatement of Restated Articles of Incorporation of River Oaks, Inc. as set forth in full on Exhibit A annexed hereto, as duly approved by the Board of Directors and the Sole Shareholder of River Oaks, Inc., shall become effective on the effective date of this Agreement of Merger, and shall be the Articles of Incorporation of the surviving corporation, until changed as provided by law.

3.2 The By-Laws, Board of Directors and Officers of River Oaks shall be the By-Laws, Board of Directors and Officers of the surviving corporation, until changed as provided by law.

ARTICLE FOUR: CONVERSION AND CANCELLATION OF SHARES

4.1 The manner and basis of causing the shares of common stock of Qualicare to be converted into shares of common stock of River Oaks shall be as follows:

At the effective time, each share of common stock of Qualicare which is then issued and outstanding shall be exchanged for one share of common stock of River Oaks.

The shares of common stock of Qualicare shall, by virtue of the merger, be cancelled.

As soon as practicable after the effective time, the stock certificates representing shares of common stock of Qualicare which are converted to shares of the common stock of River Oaks pursuant to this Agreement of Merger shall be surrendered to the Corporate Secretary of River Oaks in exchange for certificates representing the number of shares of common stock of River Oaks to which such chartered stockholder is entitled pursuant hereto. Notwithstanding the foregoing, should any certificate representing common stock of Qualicare not be surrendered as hereinabove required, any stock certificate nominally representing such shares of Qualicare shall be deemed to represent an identical number of shares of common stock of River Oaks.

ARTICLE FIVE: EFFECTS OF MERGER

5.1 The Merger shall have the effects set forth in Section 115 of the Business Corporation Law of Louisiana (“BCL”).

ARTICLE SIX: FILING OF MERGER AGREEMENT

6.1 If this Merger Agreement is approved by the shareholders of the parties, then that fact shall be certified hereon and this Merger Agreement shall be signed and acknowledged in accordance with Section 112 of the BCL. As soon as may be practicable thereafter a multiple original of this Merger Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing and recording in the manner required by law; and thereafter, as soon as practicable (but not later than the time required by law), a copy of the Certificate of Merger issued by the Secretary of State of Louisiana shall be filed for recordation in the office of the recorder of mortgages for, and the conveyance records of, the parish of Jefferson and shall also be recorded in the conveyance records of any other parish in which Qualicare or River Oaks owns real property on the Effective Date of the Merger.

ARTICLE SEVEN: MISCELLANEOUS

7.1 At any time prior to the Effective Date, this Merger Agreement may be terminated by the mutual agreement of the Boards of Directors of the parties notwithstanding approval of this Agreement by the stockholders of any of the parties.

7.2 This Agreement may be executed in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Merger Agreement is signed by the Directors of each of the parties as of the day first above written.

For the Board of Directors of

RIVER OAKS, INC.

/s/ Sidney Miller	/s/ Kirk E. Gorman
Sidney Miller	Kirk E. Gorman

/s/ Thomas J. Bender	/s/ Steve Filton
Thomas J. Bender	Steve Filton

/s/ Robert M. Dubbs	/s/ Bruce R. Gilbert
Robert M. Dubbs	Bruce R. Gilbert

For the Board of Directors of

QUALICARE OF JEFFERSON, INC.

/s/ Sidney Miller	/s/ Kirk E. Gorman
Sidney Miller	Kirk E. Gorman

/s/ Thomas J. Bender	/s/ Steve Filton
Thomas J. Bender	Steve Filton

/s/ Robert M. Dubbs	/s/ Bruce R. Gilbert
Robert M. Dubbs	Bruce R. Gilbert

IN WITNESS WHEREOF, this Merger Agreement is signed by the Sole Shareholder of each of the parties as of the day first above written.

FOR QUALICARE OF JEFFERSON, INC.:		FOR RIVER OAKS, INC.:

UHS-QUALICARE, INC., Sole Shareholder		QUALICARE OF JEFFERSON, INC., Sole Shareholder

By:	/s/ Sidney Miller	By:	/s/ Sidney Miller
	Sidney Miller		Sidney Miller
	Vice President		Vice President

CERTIFICATE OF SECRETARY OF

QUALICARE OF JEFFERSON, INC.

(A Louisiana Corporation)

I hereby certify that I am the duly elected Secretary of Qualicare of Jefferson, Inc., a Louisiana corporation, presently serving in such capacity, and that the foregoing Agreement of merger was, in the manner required by the Louisiana Business Corporation Law, duly approved, without alteration or amendment, by UHS-Qualicare, Inc., the sole shareholder of Qualicare of Jefferson, Inc. through a written consent dated April 12, 1988.

Certificate dated April 25, 1988.

/s/ Robert H. Dubbs
Robert H. Dubbs, Secretary

CERTIFICATE OF SECRETARY OF

RIVER OAKS, INC.

(A Louisiana Corporation)

I hereby certify that I am the duly elected Secretary of River Oaks, Inc., a Louisiana corporation, presently serving in such capacity, and that the foregoing Agreement of Merger was, in the manner required by the Louisiana Business Corporation Law, duly approved, without alteration or amendment, by Qualicare of Jefferson, Inc., the sole shareholder of River Oaks, Inc., through a written consent dated April 12, 1988.

Certificate dated April 25, 1988.

/s/ Robert H. Dubbs
Robert H. Dubbs, Secretary

ACKNOWLEDGMENT AS TO QUALICARE OF JEFFERSON, INC.

COMMONWEALTH OF PENNSYLVANIA	)
)
COUNTY OF MONTGOMERY	)

BEFORE ME, the undersigned authority, personally came and appeared Sidney Miller who, being duly sworn, declared and acknowledged before me that he is the Vice President of Qualicare of Jefferson, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Agreement of Merger on behalf of such Corporation, for the purposes therein expressed, and as his and such Corporation’s free act and deed.

Appearer

Sworn to and subscribed before me this 25th day of April, 1988.

/s/ Tracy L Feulner
NOTARY PUBLIC
TRACY L FEULNER, Notary Public Upper Merion Twp., Montgomery Co.
My Commission Expires May 27 1991

ACKNOWLEDGMENT AS TO RIVER OAKS, INC.

COMMONWEALTH OF PENNSYLVANIA	)
)
COUNTY OF MONTGOMERY	)

BEFORE ME, the undersigned authority, personally came and appeared Sidney Miller who, being duly sworn, declared and acknowledged before me that he is the Vice President of River Oaks, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Agreement of Merger on behalf of such Corporation, for the purposes therein expressed, and as his and such Corporation’s free act and deed.

Appearer

Sworn to and subscribed before me this 25th day of April, 1988.

/s/ Tracy L Feulner
NOTARY PUBLIC
TRACY L FEULNER, Notary Public
Upper Merion Twp., Montgomery Co.
My Commission Expires May 27 1991

MERGERROI

EXECUTION BY CORPORATIONS

Considering the foregoing certifications, this Agreement of Merger is executed by such corporations, acting through their respective Vice Presidents, this 25th day of April, 1988.

QUALICARE OF JEFFERSON, INC.

By:	/s/ Sidney Miller
Sidney Miller, Vice President

ATTEST:

Secretary

RIVER OAKS, INC.

By:	/s/ Sidney Miller
Sidney Miller, Vice President

ATTEST:

Secretary

EXHIBIT A

[ILLEGIBLE]

RESTATEMENT OF RESTATED ARTICLES OF INCORPORATION	*

OF	*

RIVER OAKS, INC.	*
* * * * * * * * * * * * * * * * * * * * * * * * * *	*

River Oaks, Inc., a Louisiana corporation (the “Corporation”), through its undersigned Vice President and Secretary and by authority of its Board of Directors, does hereby certify that:

FIRST: The Restatement of Restated Articles of Incorporation set forth in paragraph Fifth below accurately copy the Articles of Incorporation of the Corporation and all amendments thereto in effect at the date hereof without any substantive changes except as made by the new amendments described in paragraph Fourth below.

SECOND: Each Amendment to the Restated Articles of Incorporation has been effected in conformity with law.

THIRD: The date of incorporation of the Corporation was June 4, 1970, the Articles were restated on May 17, 1985, and the date of these Restated Articles of Incorporation is April 12, 1988.

FOURTH: On March 14, 1988, by written consent of the holder of all outstanding shares of the Class S and Class U no par common stock of the Corporation, those being the two classes of shares outstanding on that date, the sole shareholder adopted amendments to the Restated Articles of Incorporation of the Corporation as in effect prior to the date hereof by amending existing Articles III, IV and VII and deleting existing Articles V and VI of the Restated Articles of Incorporation to read as set forth in paragraph Fifth below. Said amendments (1) effect a reclassification of stock by deleting two classes of common stock, the Class S and Class U no par common stock; and (2) change the number of Directors comprising the Board of Directors.

FIFTH: The Restated Articles of Incorporation of the Corporation are as follows:

I.

The name of this corporation is “River Oaks, Inc.”

II.

The corporation’s purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of the State of Louisiana.

III.

The corporation has the authority to issue one thousand (1,000) shares of no par common stock. The corporation shall not issue any additional shares of no par common stock and any shares of no par common stock reacquired or otherwise held by it shall be cancelled.

IV.

All of the corporate powers of the corporation shall be vested in, and all of the business and affairs of the corporation shall be managed by, a board of directors consisting of not less than three nor more than ten directors.

Any action which may be taken by the directors may be taken at a meeting of the Board of Directors or may instead be taken by a consent in writing signed by all directors and filed with the records of proceedings of the Board of Directors.

V.

The Corporation shall have a President, a Vice-President, a Secretary, a Treasurer and such other officers as are provided for in its Bylaws.

This Restatement of Restated Articles of Incorporation is dated April 12, 1988.

RIVER OAKS, INC.

By:
Vice-President

By:
Secretary

RARTINCROI